UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 5, 2016

NUTRASTAR INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52899	80-0264950
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

4/F Yushan Plaza
51 Yushan Road
Nangang District, Harbin 150090
People's Republic of China
(Address of Principal Executive Offices)

(86) 451-82287746
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 5, 2016, Mr. Robert Tick resigned as the Company’s Chief Financial Officer and Treasurer and from the Board of Directors (the "Board") of the Company, effective February 19, 2016. A copy of Mr. Tick’s resignation letter is hereby attached as Exhibit 99.1 and incorporated herein by reference in its entirety. It is expected that the Company will name a successor to fill the vacancies as soon as practicable.

On February 8, 2016, Ms. Virginia L. P’an resigned from the Board of the Company, effective February 19, 2016. At the time of her resignation, Ms. P’an was the Chairperson of the Board’s Compensation Committee and a member of each of the Audit and Governance and Nominating Committees. A copy of Ms. P’an’s resignation letter is hereby attached as Exhibit 99.2 and incorporated herein by reference in its entirety. It is expected that the Board will appoint a new director to fill the vacancy as soon as practicable.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. The word “expect” and similar terms and phrases are used in this notification to identify forward-looking statements, including statements regarding the Company's expectations regarding management and Board composition, and statements regarding future events that involve risks and uncertainties. Risks, uncertainties and assumptions that could affect the Company's forward-looking statements include, among other things, the future appointment of a new Chief Financial Officer, and/or directors. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit	Description
99.1	Mr. Tick’s resignation letter dated February 5, 2016.
99.2	Ms. P’an’s resignation letter dated February 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nutrastar International Inc.

Date: February 9, 2016

/s/ Robert Tick
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Mr. Tick’s resignation letter dated February 5, 2016.
99.2	Ms. P’an’s resignation letter dated February 8, 2016.